                                                                   Exhibit 4.4
                                   [FRONT]

INCORPORATED UNDER THE LAWS OF      THIS RECEIPT IS TRANSFERABLE AT THE OFFICE
   THE STATE OF OKLAHOMA                   OR AGENCY OF THE DEPOSITARY IN
                                                 NEW YORK, NEW YORK

        NUMBER                                    DEPOSITARY SHARES

        ------                                    -----------------

                                   (EACH  SUCH  SHARE  REPRESENTING  A 1/200
                                   INTEREST IN A  SHARE OF  $450 CUMULATIVE
                                   CONVERTIBLE PREFERRED STOCK, PAR VALUE
                                   $0.01 PER SHARE)


                            DEPOSITARY RECEIPT FOR
                 $450 CUMULATIVE CONVERTIBLE PREFERRED STOCK OF

                        LOUIS DREYFUS NATURAL GAS CORP.

                                                         CUSIP
                                                               ---------------
                                                         SEE REVERSE FOR
                                                         CERTAIN DEFINITIONS


   1. The undersigned depositary (the "Depositary") hereby certifies that__________________________________ is the registered owner of
__________________________________________________ DEPOSITARY SHARES
("Depositary Shares") representing $450 Cumulative Convertible Preferred Stock, par value $0.01 per share ("Convertible Preferred Stock"), of Louis Dreyfus Natural Gas Corp. incorporated under the laws of the State of Oklahoma (the "Company"). Each such Depositary Share represents a 1/200 interest in a share of Convertible Preferred Stock at the date hereof deposited at the principal office of the Depositary in New York, New York (such office or the corporate trust office of the Depositary or the office of the Registrar at which its business in respect of matters governed by the Deposit Agreement is administered at any later time, being at the relevant time, the "Corporate Office"). The rights, preferences and limitations of the Convertible Preferred Stock are set forth in the Company's Amended and Restated Certificate of Incorporation, as amended, and in the Certificate of Designation with respect to the Convertible Preferred Stock, copies of which are on file at the Corporate Office.

   2. THE DEPOSIT AGREEMENT. The Depositary Receipts, of which this Receipt is one ("Receipts"), are made available upon the terms and conditions set forth in the Deposit Agreement dated as of December 10, 1993 (the "Deposit Agreement") among the Company, as successor, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Corporate Office) sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Convertible Preferred Stock deposited and any and all other property and cash from time to time held thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject in all respects to the detailed provisions thereof, the precise terms of which are hereby incorporated by reference herein. Defined terms used in the Receipt shall have the same meaning as assigned to them in the Deposit Agreement.

   3. REDEMPTION. Whenever the Company shall be permitted and shall elect, under the Company's Amended and Restated Certificate of Incorporation, as amended, and the Certificate of Designation, to redeem shares of the Convertible Preferred Stock, it shall give the Depositary (or, at the election of the Depositary, the Registrar) not less than 40 days' notice of the date of such redemption, the number of shares of Convertible Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, which price shall include the amount, if any, equal to accumulated and unpaid dividends to the date of such redemption. The Depositary (or, at the election of the Depositary, the Registrar) shall mail notice of such redemption and the simultaneous redemption of the number of Depositary Shares representing the Convertible Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for the redemption to the holders of record of Receipts representing the number of Depositary Shares to be redeemed. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata with adjustments to avoid fractional shares. Notice having been mailed as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Convertible Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in this paragraph), all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue, said Depositary Shares shall be deemed no longer to be outstanding, all rights of the holders of Receipts with respect to such Depositary Shares (except the right to receive the redemption price and any other amounts payable in connection with such redemption) shall terminate, and, upon surrender in accordance with said notice of the Receipts representing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or the Registrar shall so require), such Depositary Shares shall be redeemed by the Depositary (or, at the election of the Depositary, the Registrar) at the redemption price therefor set forth in said notice. If less than all the Depositary Shares represented by this Receipt are called for redemption, the Depositary (or, at the election of the Depositary, the Registrar) will deliver to the holder of this Receipt upon its surrender to the Depositary (or, at the election of the Depositary, the Registrar), together with the applicable redemption price and any other amounts per share payable with respect to such Depositary Shares, a new Receipt representing the Depositary Shares, if any, not called for redemption.

   4. SURRENDER OF RECEIPTS AND WITHDRAWAL OF CONVERTIBLE PREFERRED STOCK. Upon surrender of this Receipt to the Depositary (or, at the election of the Depositary, the Registrar) at such office as may be hereafter designated, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or, upon his order, of such number of whole or fractional (in increments of .005 of a share of Convertible Preferred Stock) shares of Convertible Preferred Stock and any other property at the time represented hereby as the holder hereof may designate. The Depositary (or, at the election of the Depositary, the Registrar) will also deliver to the holder hereof one or more Receipts for (a) the number of Depositary Shares representing the number of whole or fractional (in increments of .005 of a share of Convertible Preferred Stock) shares of Convertible Preferred Stock, if any, which the holder hereof does not wish to withdraw and (b) the number of Depositary Shares representing any fraction of one whole share of Convertible Preferred Stock represented by such surrendered Receipt.

   5. TRANSFERS, SPLIT-UPS, COMBINATIONS. This Receipt is transferable on the books of the Registrar upon surrender of this Receipt to the Registrar, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Registrar shall sign and deliver a Receipt or Receipts to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, each representing the whole number of Depositary Shares requested, together representing the same aggregate whole number of Depositary Shares as the Receipt or Receipts surrendered.

   THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECEIPTS WHO SO REQUESTS A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF CONVERTIBLE PREFERRED STOCK OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR TO THE REGISTRAR.

   This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the signature of a duly authorized officer and by the signature of a duly authorized officer of the Registrar.

Dated:
       ------------------------------

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
     Depositary and Registrar


By
   ---------------------------------
     AUTHORIZED SIGNATURE

                                  [REVERSE]

                       LOUIS DREYFUS NATURAL GAS CORP.
     DEPOSITARY RECEIPT FOR $450 CUMULATIVE CONVERTIBLE PREFERRED STOCK

   6. SUSPENSION OF DELIVERY, TRANSFER, ETC. The deposit of Convertible Preferred Stock may be refused, the delivery of this Receipt against Convertible Preferred Stock may be suspended or the transfer of Receipts may be refused, or the transfer, surrender or exchange of this Receipt may be suspended if any such action is deemed necessary or advisable by the Depositary, the Registrar or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or for any other reason.

   7. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary, the Registrar or any Depositary's Agent with respect to this Receipt or with respect to the Depositary Shares represented by this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of this Receipt, or any withdrawal of Convertible Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by this Receipt, may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld, or any part or all of the Depositary Shares represented by this Receipt and not theretofore sold may be sold for the account of the holder hereof (after attempting by reasonable means to notify the holder hereof prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge or such expenses, the holder of this Receipt remaining liable for any deficiency.

   8. WARRANTIES BY DEPOSITOR. Every person depositing Convertible Preferred Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that each certificate for such Convertible Preferred Stock is valid and that the person making such deposit is duly authorized to do so.

   9. AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which imposes any fees or charges (other than taxes, fees and charges provided for in the Deposit Agreement), shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment has been given to the record holders of outstanding Receipts. If any other such amendment shall be prejudicial to any existing right of holders of Receipts, it shall not become effective as to outstanding Receipts until the holders of record of Receipts representing not less than 66 2/3% of the number of Depositary Shares then outstanding shall have consented thereto in writing or by voting therefor in person or by proxy at a meeting held on notice for such purpose or any adjournment or adjournments thereof. The holder of this Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any such amendment impair the right of the holder of this Receipt to surrender this Receipt and receive therefor the Convertible Preferred Stock and any money or other property represented hereby, except in order to comply with mandatory provisions of applicable law.

   10. CHARGES OF DEPOSITARY AND REGISTRAR. The Company will pay all reasonable charges of the Depositary and the Registrar, except for taxes and other governmental charges, and such facsimile transmissions, telegram, telex and other charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Convertible Preferred Stock or holders of Depositary Shares.

   11. TITLE TO RECEIPTS. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Registrar, the Depositary and the Registrar may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

   12. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary receives any cash dividend or other cash distribution on the Convertible Preferred Stock, the Depositary will make or will cause to be made, subject to the provisions of the Deposit Agreement, such distribution to the record holders of Receipts as is attributable to the number of Depositary Shares held by them; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company, the Depositary, the Registrar or any Depositary's Agent on account of taxes. Other distributions received on the Convertible Preferred Stock may be distributed to record holders of Receipts as provided in the Deposit Agreement.

   13. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. Whenever the Company shall offer or cause to be offered to the record holders of the Convertible Preferred Stock any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each instance be made available by the Depositary (or, at the election of the Depositary, the Registrar) to the holders of Receipts in such manner as the Depositary (or, at the election of the Depositary, the Registrar) may determine, either by the issuance to the record holders of Receipts entitled thereto of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary (or, at the election of the Depositary, the Registrar) in its discretion; provided, however, that if at the time of issuance or offer of any such rights, preferences or privileges the Depositary (or, at the election of the Depositary, the Registrar) determines that it is not lawful or not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary (or, at the election of the Depositary, the Registrar) in its discretion, may, if applicable laws and the terms of such rights, preferences or privileges permit transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds at any such sale shall be distributed by the Depositary (or, at the election of the Depositary, the Registrar) to the record holders of Receipts entitled thereto as in the case of a distribution received in cash.

   If any other action, including the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the securities to which any rights, preferences or privileges relate, under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its reasonable best efforts to take such action or obtain such registration, authorization, consent or permit sufficiently in advance of the expiration of the rights, preferences or privileges to enable such record holders of Receipts to exercise such rights, preferences or privileges.

   14. FIXING THE RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights, preferences or privileges shall be offered, with respect to the Convertible Preferred Stock, or whenever the Depositary (or, at the election of the Depositary, the Registrar) shall receive notice of any meeting at which holders of Convertible Preferred Stock are entitled to vote or of which holders of Convertible Preferred Stock are entitled to notice, the Depositary (or, at the election of the Depositary, the Registrar) shall fix a record date, which shall be the record date fixed by the Company with respect to the Convertible Preferred Stock.

   15. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Convertible Preferred Stock are entitled to vote, the Depositary (or, at the election of the Depositary, the Registrar) shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the record holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Amended and Restated Certificate of Incorporation, as amended, of the Company and the Certificate of Designation with respect to the Convertible Preferred Stock, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Convertible Preferred Stock represented by each of their respective Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a record holder of a Receipt on such record date, the Depositary shall endeavor in so far as practicable to vote or cause to be voted in accordance with the instructions set forth in such request the amount of Convertible Preferred Stock represented by such Receipt. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Convertible Preferred Stock underlying such Receipt.

   16. CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in par value, split-up, consolidation or any other reclassification of the Convertible Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, or the sale of substantially all of the Company's assets, the Depositary may in its discretion with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Convertible Preferred Stock as new deposited securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received in exchange or conversion.
 In any such case the Depositary (or, at the election of the Depositary, the Registrar) may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

   17. REPORTS; INSPECTION OF TRANSFER BOOKS. The Depositary and the Registrar shall deliver to the record holders of Receipts any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Convertible Preferred Stock, and (b) made generally available to the holders of such Convertible Preferred Stock by the Company. During any period in which the Company is neither subject to Sections 13 or 15(d) of the Exchange Act, nor exempt from Exchange Act reporting pursuant to Rule 12g3-2(b) under the Exchange Act, each record holder of a Receipt or Receipts and a prospective purchaser designated by a holder shall have the right to obtain from the Company, upon request by the holder, the information required by paragraph (d)(4)(i) of Rule 144A. The Registrar will keep books for the transfer of Receipts, which at all reasonable times will be open for inspection by the record holders of Receipts to the same extent as a record holder of Convertible Preferred Stock may inspect books for the transfer of Convertible Preferred Stock.

   18. LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR OR THE COMPANY. Neither the Depositary, any Depositary's Agent, the Registrar nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law of the United States of America, or of any other governmental authority, or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Amended and Restated Certificate of Incorporation, as amended, of the Company or the Certificate of Designation with respect to the Convertible Preferred Stock, or by reason of any act of God or war or other circumstance beyond their control, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur any liability to any holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

   19. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. Neither the Depositary, the Depositary's Agent, the Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than that each of them agrees to use its reasonable care and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

   None of the Depositary, any Depositary's Agent and the Registrar will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Convertible Preferred Stock or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary, any Depositary's Agent, the Registrar nor the Company will be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Convertible Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the shares of Convertible Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to negligence or bad faith. The Registrar will indemnify the Company and the Depositary against any liability which may arise out of acts performed or omitted by the Registrar or its agents due to negligence or bad faith. The Depositary, the Depositary's Agents and the Registrar may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

   20. RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may at any time (i) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment, or (ii) be removed by the Company, effective upon the appointment of a successor depositary and its acceptance of such appointment, all as provided in the Deposit Agreement.

   21. TERMINATION OF DEPOSIT AGREEMENT. The Company shall be entitled to terminate the Deposit Agreement at any time upon not less than 60 days' prior written notice to the Depositary, in which case, upon a date that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to each record holder, upon surrender of the Receipt or Receipts held by each record holder, such number of whole or fractional shares of Convertible Preferred Stock represented by such Receipt or Receipts. If the record holder of any Receipt or Receipts shall not have so surrendered such Receipt or Receipts in exchange for whole or fractional shares of convertible Preferred Stock on or prior to the effective date of termination of the Deposit Agreement, such record holder shall for all purposes, including the payment of dividends, be deemed to be a record holder of the appropriate number of whole or fractional shares of Convertible Preferred Stock previously represented by such Receipt or Receipts and shall thereafter surrender to the Company such Receipt or Receipts in exchange for whole or fractional shares of Convertible Preferred Stock. If any Receipts remain outstanding after the date of termination, the Depositary and the Registrar thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

   22. GOVERNING LAW. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of New York.

                                ABBREVIATIONS
   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TENCOM  - as tenants in common               UNIF GIFT MIN ACT - ............Custodian.................
TEN ENT - as tenants by the entireties                              (Cust)                 (Minor)
JT TEN  - as joint tenants with right of
          survivorship and not as tenants               under Uniform Gifts to Minors Act
          in common                            ........................................................
                                                                      (State)

  Additional abbreviations may also be used though not in the above list.

                             --------------------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

       ----------------------------------

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the within Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints

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to transfer the same on the books of the within named Registrar, with full power of substitution in the premises.

Dated                         X
      -----------------------  ----------------------------------------------

                              X
                               ----------------------------------------------
                              (Sign here exactly as name(s) is (are) shown on the face of the certificate without any change or alteration whatsoever.)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Receipt in every particular, without alteration or enlargement or any change whatever.